Exhibit 5.1

June 6, 2012

Triumph Group, Inc.

1550 Liberty Ridge

Suite 100

Wayne, PA 19087

Re:                               Triumph Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to Triumph Group, Inc., a Delaware corporation (the “Company”) in connection with the (i) preparation of the Registration Statement filed on Form S-3 (Registration No. 333-174289 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of, among other securities, shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and (ii) the offering by certain selling stockholders of the Company of an aggregate of 4,666,116 shares of Common Stock as described in that certain prospectus supplement dated June 6, 2012 (the “Prospectus Supplement”).

We are familiar with the proceedings taken and proposed to be taken by the selling stockholders in connection with the proposed sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the selling stockholders have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

We express no opinion as to the law of any jurisdiction other than the law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to this firm under the caption “Validity of the Shares” in the Prospectus Supplement.

Very truly yours,

/s/ Ballard Spahr LLP

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